UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2005

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)		75201-6927 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.
SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION
     Attached as Exhibit 99.1 are the consolidated financial statements of Holly Energy Partners, L.P. (“HEP”) for the year ended December 31, 2004 and the consolidated financial statements for the three months ended March 31, 2005.
     In February and June 2005, HEP, as issuer, its wholly-owned subsidiary Holly Energy Finance Corp., as co-issuer (“Finance Corp.”, and together with the HEP, the “Issuers”), and each of its other wholly-owned subsidiaries, as guarantors (the “Guarantors”), completed private offerings totaling $185 million principal amount of 6 1/4% senior notes due 2015 (the “Senior Notes”), to qualified institutional buyers in reliance on Rule 144A and to non-U.S. persons under Regulation S of the Securities Act of 1933. Each of the attached consolidated financial statements contains a note, “Supplemental Guarantor/Non-Guarantor Financial Information,” which provides financial information reflecting HEP’s separate accounts, the combined accounts of the Guarantors, the accounts of HEP’s non-guarantor subsidiary, the combined consolidating eliminations and HEP’s consolidated accounts for the dates and periods covered by each of the consolidated financial statements. This note does not appear in the consolidated financial statements included in HEP’s Annual Report on Form 10-K for the year ended December 31, 2004 or HEP’s Quarterly Report on Form 10-Q for the period ended March 31, 2005.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

99.1	—	Holly Energy Partners, L.P. Consolidated Financial Statements for the three month period ended March 31, 2005 and Consolidated Financial Statements for the year ended December 31, 2004.*

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P. its General Partner

By:	Holly Logistic Services, L.L.C. its General Partner

By:	/s/ P. Dean Ridenour
P. Dean Ridenour
Vice President and Chief Accounting Officer

Date: July 26, 2005

EXHIBIT INDEX

Exhibit
Number		Exhibit Title
99.1	—	Holly Energy Partners, L.P. Consolidated Financial Statements for the three month period ended March 31, 2005 and Consolidated Financial Statements for the year ended December 31, 2004.